SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 1999

THE GEON COMPANY

(Exact name of registrant as specified in charter)

Delaware	1-11804		34-1730488

(State or other	(Commission		(IRS Employer
jurisdiction of	File Number	)	Identification No.	)
incorporation)

One Geon Center, Avon Lake, Ohio 44012
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 440-930-1001

Not Applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events

The Geon Company announced that it is establishing a Latin American presence with its purchase of a 50 percent interest in a newly formed polyvinyl chloride (PVC) compounding joint venture with Petroquimica Colombiana S.A. (Petco).

Item 7(c).       Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 99.1 Press Release of September 21, 1999 announcing the purchase of a 50 percent interest in a newly formed polyvinyl chloride (PVC) compounding joint venture with Petroquimica Colombiana S.A. (Petco).

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEON COMPANY

By /s/ Gregory L. Rutman Secretary

Dated September 22, 1999